UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Co-Registrants [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[ ]    Definitive Proxy Statement

[X]    Definitive Additional Materials

[ ]    Soliciting Material Pursuant to ss.240.14a-12

                       CLAYMORE EXCHANGE-TRADED FUND TRUST

                      CLAYMORE EXCHANGE-TRADED FUND TRUST 2

            (Names of Co-Registrants As Specified in their Charters)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee Required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


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CLAYMORE(R) LOGO




                        YOUR ASSISTANCE IS GREATLY NEEDED

March 5, 2010

Dear Shareholder:

Your assistance is greatly needed. We have attempted to contact you several times and we desperately need your response in the next few days. You have invested in a CLAYMORE FUND which has not yet achieved the required quorum of shares for the 2010 Joint Special Meeting of Shareholders originally scheduled to be held on January 12th. Nearly all funds that were part of the special meeting have successfully reached a quorum and continued with their business. The fund in which you are or were invested has not yet achieved a quorum and therefore may need to liquidate if sufficient voting is not obtained by the adjourned meeting scheduled for March 12th. Even if you no longer own these shares, you are a shareholder as of the meeting's record date and the business of this fund may not be able to continue without your vote. Please act now and cast a vote FOR, AGAINST, or ABSTAIN.

We have enclosed another copy of your proxy ballot and a pre-paid business reply envelope for your convenience. The ballot includes options for casting your vote by phone and via the Internet. If you need another copy of the proxy statement or have any proxy-related questions, please call 1-866-796-1290 for assistance.

We truly need your proxy vote today. Thank you in advance for your help with this matter.

Sincerely,

/s/ J. Thomas Futrell

J. Thomas Futrell

Chief Executive Officer, Claymore Funds

Claymore Funds           2455 Corporate West Drive         Lisle, Illinois 60532